Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or Carlynn Finn, Senior Manager, Investor Relations
(617) 796-8222
www.cwhreit.com

CommonWealth REIT Comments on Arbitration Panel Rulings

Arbitration Panel denies Corvex/Related’s motion for summary judgment to declare purported consent solicitation valid on an expedited basis

Newton, MA (August 8, 2013): CommonWealth REIT (NYSE: CWH) today announced that the Arbitration Panel considering various motions by Corvex Management LP (“Corvex”) and Related Fund Management, LLC (“Related” and together with Corvex, “Corvex/Related”) has issued an order on motions by Corvex/Related to remove CWH’s trustees without cause.  The motions by Corvex/Related raised several legal issues which were addressed by the order, as follows:

Corvex/Related sought an order that its purported consent solicitation was proper and that CWH should convene a special meeting of shareholders to elect new trustees.  The Arbitration Panel denied these motions and set an evidentiary hearing for further consideration of all matters in the disputes between Corvex/Related and CWH to begin on October 7, 2013.

CWH’s bylaws provide that the combination of shareholders who may request a record date for a consent solicitation to remove trustees must have held at least three percent (3%) of CWH’s common shares for at least three years.  Corvex/Related first acquired shares of CWH in January 2013 and requested a record date for a consent solicitation in April 2013.  The Arbitration Panel held that “some holding period and some minimum threshold ownership level singularly or in combination can be set in the bylaws as a condition to a shareholder or shareholders obtaining a record date for a consent solicitation . . . [and] that there is no evidence that the Trustees of [CWH] were not acting in good faith in adopting the 3+3 bylaws.”  Nonetheless, the Arbitration Panel found that “the Trustees may not adopt either a minimum ownership threshold or a minimum holding period . . . [which are] unreasonably difficult to achieve . . . [and] that the 3+3 bylaws exceed this standard.”  Accordingly, the Arbitration Panel found that the CWH previous bylaws which required a $2,000 stock ownership threshold for a period of at least one year remain in effect “pending further order of the Panel or valid action of CWH.”

CWH made the following statement regarding the Arbitration Panel’s rulings:

“CommonWealth has previously asserted that the purported consent solicitation undertaken by Corvex/Related has no legal effect and believes the rulings by the Arbitration Panel confirm this understanding.  We look forward to continuing through the arbitration process and to a full hearing on these matters.  We are confident that when all of the evidence is presented to the Arbitration Panel, the invalidity of the Corvex/Related consent solicitation will be established.”

CommonWealth REIT is a real estate investment trust which primarily owns office properties located throughout the United States.  CWH is headquartered in Newton, MA.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER CWH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, CWH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON CWH’S PRESENT INTENT, BELIEFS AND EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE, THIS PRESS RELEASE STATES THAT WE ARE CONFIDENT THAT WHEN ALL OF THE EVIDENCE IS PRESENTED TO THE ARBITRATION PANEL, THE INVALIDITY OF THE CORVEX/RELATED CONSENT SOLICITATION WILL BE ESTABLISHED.  THE VALIDITY OF THE CORVEX/RELATED CONSENT SOLICITATION IS A MATTER IN LITIGATION PENDING BEFORE AN ARBITRATION PANEL ESTABLISHED UNDER THE AUSPICES OF THE AMERICAN ARBITRATION ASSOCIATION.  LITIGATION AND ARBITRATION RESULTS ARE DIFFICULT TO PREDICT AND MAY HAVE UNEXPECTED RESULTS.  ACCORDINGLY, CWH CAN PROVIDE NO ASSURANCE REGARDING THE FINAL DETERMINATION REGARDING THE VALIDITY OF THE CORVEX/RELATED CONSENT SOLICITATION.

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